Exhibit 10.7

[EXECUTION COPY]

TRONOX WORLDWIDE LLC,

TRONOX FINANCE CORP.,

THE GUARANTORS PARTIES HERETO,

AND

CITIBANK, N.A.,
AS TRUSTEE

9 1/2 % Senior Notes due 2012

INDENTURE

Dated as of November 28, 2005

i

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A.
(b)	7.8; 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	3.2; 12.2
(b)	N/A
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N/A
(d)	N/A
(e)	12.5
315(a)	7.1
(b)	7.5; 12.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	12.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N/A
(b)	6.7
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1

N/A means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of November 28, 2005, among TRONOX WORLDWIDE LLC, a Delaware limited liability company (the “Company”), TRONOX FINANCE CORP., a Delaware corporation (“Tronox Finance” and, together with the Company, the “Issuers”), TRONOX INCORPORATED, a Delaware corporation (“Parent”), each other Guarantor (as defined herein) from time to time party hereto and CITIBANK, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuers’ 9½ % Senior Notes due 2012, issued on the date hereof (the “Initial Notes”), (ii) if and when issued, an unlimited principal amount of additional 9½ % Senior Notes due 2012 of the Issuers in a non-registered offering or in a registered offering of the Issuers that may be offered from time to time subsequent to the date hereof (the “Additional Notes”) and (iii) if and when issued, the Issuers’ 9½ % Senior Notes due 2012 that may be issued from time to time in exchange for Initial Notes or any Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined) (the “Exchange Notes,” and together with the Initial Notes and Additional Notes, the “Notes”).

ARTICLE I

Definitions and Incorporation by Reference

Section 1.1.            Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)           any property or assets (other than indebtedness and Capital Stock) to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights of the Issuers or of any Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of the Company, or all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 3.9 and/or Section 4.1, if applicable, and not by Section 3.7; and

(2)           the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)           a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)           the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment that does not violate Section 3.4;

(7)           a Permitted Investment;

(8)           the granting of Liens not prohibited by this Indenture and the foreclosure thereon;

(9)           any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(10)         a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(11)         a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(12)         the sale and leaseback of any assets within 180 days after the acquisition thereof;

(13)         the lease, assignment or sublease of any real or personal property in the ordinary course of business consistent with past practice; and

(14)         the licensing of intellectual property rights.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of the date of determination, an amount equal to:

(1)           80% of the book value of all accounts receivable owned by the Company and its Restricted Subsidiaries that are not more than 90 days past due; plus

(2)           60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries or scheduled for delivery against letters of credit issued against Credit Facilities,

as set forth in the most recent quarterly or annual report, as applicable, delivered to the Trustee in accordance with this Indenture.

“Business Day” or “business day” mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which, at any particular time, the Trustee conducts its corporate trust business in connection with this Indenture are authorized or required by law to close.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(2)           readily marketable direct obligations issued by any state of the United States having one of the two highest rating categories obtainable from either Moody’s or Standard & Poor’s having maturities of 12 months or less from the date of acquisition;

(3)           securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United Kingdom, the Commonwealth of Australia or any member state of the European Union whose legal tender is the euro having maturities of not more than 12 months from the date of acquisition;

(4)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)           commercial paper having one of the two highest ratings obtainable from Moody’s or Standard and Poors and, in each case, maturing within twelve months after the date of acquisition;

(7)           in the case of any Foreign Subsidiary, demand or time deposit accounts used in the ordinary course of business with reputable commercial banks located in the jurisdiction of organization of such Foreign Subsidiary; and

(8)           investments in any fund at least 90% of the assets of which constitute Cash or Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent or the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)         the adoption of a plan relating to the liquidation or dissolution of the Company or Parent;

(3)         the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares;

(4)         Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5)         Parent fails to own 100% of the Capital Stock of the Company or the Company fails to own 100% of the Capital Stock of Tronox Finance; or

(6)         during any period of two consecutive years, Continuing Directors cease to constitute a majority of the Board of Directors of Parent.

Notwithstanding the foregoing, neither the initial public offering of Parent nor the Distribution (as described in the Offering Memorandum) shall constitute a Change of Control.

“Clearstream” means Clearstream Banking, societé anonyme (formerly Cedelbank).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)           charges for such period related to the shut down of the Savannah Facility (as described in the Offering Memorandum); plus

(6)           all one-time fees, costs, expenses (including cash compensation payments), in each case incurred during such period by the Company and its Restricted Subsidiaries in connection with or resulting from (i) Parent’s separation from Kerr-McGee Corporation and Parent’s initial public offering and the transactions related thereto, and (ii) the Distribution; plus

(7)           non-cash compensation charges for such period, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs; plus

(8)           losses for such period from operations discontinued prior to the Issue Date to the extent that such expenses were deducted in computing such Consolidated Net Income (not to exceed $17.0 million in any period in the case of cash expenditures); plus

(9)           losses, to the extent comparable to interest expense, for such period on the sales of accounts receivable under an asset securitization program or a factoring program to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(10)         non-cash environmental remediation and restoration expense (net of reimbursement) of such Person and its Restricted Subsidiaries for such period to the extent that such expenses were deducted in computing such Consolidated Net Income and represent an accrual of or reserve for cash expenses in any future period; minus

(11)         non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding sentence, clauses (1) through (11) above relating to amounts of a Restricted Subsidiary of a Person will be added to (or subtracted from) Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)           the cumulative effect of a change in accounting principles during such period will be excluded;

(4)           notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5)           any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the Issue Date resulting from the application of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 142 (or similar pronouncements) shall be excluded;

(6)           any net after-tax income or loss from discontinued operations (other than losses from operations discontinued prior to the Issue Date), net after-tax gains or losses on disposal of discontinued operations and losses arising from lease dispositions shall be excluded;

(7)           items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) or expenses (including severance, relocation, other restructuring costs and expenses arising from the transactions closing contemporaneously with this offering); and the related tax effects according to GAAP, shall be excluded; provided that with respect to each extraordinary or nonrecurring item, the Company shall have delivered an Officers’ Certificate (as to which the Trustee shall have no responsibility to confirm or verify any information contained therein) to the Trustee specifying and quantifying such item and stating that such item is extraordinary or non-recurring; and

(8)           to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deducting therefrom all current liabilities, all as set forth on the most recent balance sheet of Parent delivered to the Trustee, on a consolidated basis (excluding any Subsidiaries of Parent that are not Subsidiaries of the Company), determined in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)           the consolidated equity of the common stock (or Capital Stock equivalent to common stock) of such Person and its consolidated Subsidiaries as of such date; plus

(2)           the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Tangible Assets” means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) any item representing investments in Unrestricted Subsidiaries and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Parent delivered to the Trustee, on a consolidated basis (excluding any Subsidiaries of Parent that are not Subsidiaries of the Company), determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1)           was a member of such Board of Directors on the Issue Date or becomes a member of such Board in connection with the Distribution; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuers, the lenders and guarantors party thereto and Lehman Commercial Paper Inc., as Administrative Agent, providing for up to $450.0 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.1 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.4. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Distribution” has the meaning given such term in the Offering Memorandum.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or Parent pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent) or a valid private placement on a cash basis after the consummation of the transactions described in the Offering Memorandum.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Existing Indebtedness” means up to $0.4 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings, and other than in the case of revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis (giving effect to any Pro Forma Cost Savings);

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);

(7)           for any calculation of the Fixed Charge Coverage Ratio with a Calculation Date in 2005, Consolidated Cash Flow for the portion of the four-quarter reference period that is in the 2004 fiscal year shall be determined after giving pro forma effect to the adjustments used to calculate pro forma Adjusted EBITDA as set forth in the Offering Memorandum; and

(8)           Any Obligation incurred by a Foreign Subsidiary under or with respect to bank guarantees or similar instruments issued by banking organizations outside the

United States that are supported or backed by letters of credit issued under Credit Facilities under clause (1) of the definition of Permitted Debt will not be deemed a separate incurrence of Indebtedness.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs incurred in connection with the issuance of the Notes and the Guarantees and including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued; plus

(3)           any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Preferred Stock payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Guarantors” means each of:

(1)           Cimarron Corporation, Kerr-McGee Holdings, Inc., Kerr-McGee Minerals Resources Corporation, Kerr-McGee Pigments (Savannah) Inc., Kerr-McGee Refining Corporation, Southwestern Refining Company, Inc., Transworld Drilling Company, Triangle Refineries, Inc., Triple S, Inc. and Tronox LLC;

(2)           any other wholly owned Domestic Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture; and

(3)           Parent,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and other arrangements or agreements designed to protect the Person entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)           foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)           any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that Person at the time; and

(4)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of the last day of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding such date, are less than $50,000 and whose total revenues for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date do not exceed $50,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Issuer.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto);

(4)           representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           representing any Hedging Obligations;

(8)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; or

(9)           the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of such General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by the Company or its Restricted Subsidiaries.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the preceding, “Indebtedness” shall not include accounts payable arising in the ordinary course of business.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by Standard & Poor’s, or the equivalent by any other nationally recognized statistical rating organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 3.4. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 3.4. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means November 28, 2005.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)           any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment, earn-out or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and (vi) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, as determined in conformity with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Register” means the register of Notes, maintained by the Registrar, pursuant to Section 2.3.

“Obligations” means any principal, interest, penalties, fees, indemnifications, Special Interest, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or in respect thereof.

“Offering Memorandum” means the offering memorandum, dated November 21, 2005, prepared in connection with the issuance of the Initial Notes on the Issue Date.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or Tronox Finance, as applicable, or, to the extent explicitly provided for herein, Parent, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.  The cost of any such Opinion of Counsel shall not be at the expense of the Trustee.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Issue Date and any business incidental, ancillary, complementary or reasonably related thereto or which is a reasonable extension thereof.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company in another Restricted Subsidiary of the Company;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.7;

(5)           any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Parent;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to employees or officers made in the ordinary course of business of Parent, the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)           receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(10)         workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(11)         refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business;

(12)         any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(13)         guarantees (including Guarantees) of Indebtedness permitted under Section 3.3 and performance guarantees consistent with past practice;

(14)         guarantees by the Company or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(15)         Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with Section 4.1 after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(16)         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of (a) 1.5% of Consolidated Net Tangible Assets or (b) $20.0 million.

 “Permitted Liens” means:

(1)           Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that are permitted by clause (1) of the definition of “Permitted Debt” and/or securing Hedging Obligations related thereto;

(2)           Liens in favor of the Company or the Guarantors;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or prior to the contemplation of such Person becoming a Subsidiary and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(5)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted under Section 3.3(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(6)           Liens existing on the Issue Date;

(7)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)           survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)           Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(10)         Landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(11)         Pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers’ compensation, unemployment insurance and other social security legislation;

(12)         Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(13)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(14)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries;

(15)         Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(16)         any attachment or judgment Lien that does not constitute an Event of Default;

(17)         Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness permitted to be incurred under Section 3.3, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property, or assets and any accessions, proceeds and improvements on such item;

(18)         Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker’s acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(19)         Liens arising from filing Uniform Commercial Code financing statements with respect to leases;

(20)         Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(21)         Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)           the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)           the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(22)         Liens granted by Foreign Subsidiaries to secure Indebtedness permitted to be incurred under Section 3.3(b)(12);

(23)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company;

(24)         Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction (within two business days) of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(25)         Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(26)         licenses of intellectual property granted in a manner consistent with past practice;

(27)         Liens securing industrial revenue bonds;

(28)         Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture; and

(29)         Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $25.0 million at any one time outstanding.

‘‘Permitted Payments to Parent’’ means, without duplication as to amounts:

(1)           payments to Parent or any other holding company that directly or indirectly owns 100% of the Equity Interests of the Company, in amounts sufficient to pay:

(a)           franchise taxes and other tax obligations or fees required in each case to maintain its corporate existence,

(b)           costs associated with preparation of required documents for filing with the Commission and with any exchange on which such company’s securities are traded,

(c)           legal, accounting, and other professional fees and expenses, and

(d)           other overhead, operating or administrative costs incurred in the ordinary course of business up to $2.0 million per annum; and

(2)           payments of up to $1.0 million per annum to Parent in amounts sufficient to pay fees and expenses related to any securities offering, investment, acquisition or other similar financing transaction permitted under this Indenture (whether or not successful).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)           such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs and related adjustments that occurred during the four-quarter reference period or after the end of the four-quarter reference period and on or prior to the Calculation Date that were (i) directly attributable to an acquisition or Asset Sale and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date or (ii) implemented, or for which the steps necessary for implementation have been taken by the Company and are reasonably expected to occur, with respect to the Company or the business that was the subject of any such acquisition or Asset Sale within six months before or after the date of the acquisition or Asset Sale and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs and related adjustments had been effected as of the beginning of such period.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any of its Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)                                  the Board of Directors of Parent shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2)                                  all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company); and

(3)                                  the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means any Restricted Subsidiary of the Company, 100% of the outstanding Capital Stock of which is owned directly or indirectly by the Company, or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or such Subsidiary transfers accounts receivable and related assets, which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Parent (as provided below) as a Receivables Subsidiary and:

(1)                                  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)                                  with which neither the Company nor any other Subsidiary of the Company has any material contract, arrangement, agreement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)                                  to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Registered Exchange Offer” has the meaning set forth for such term in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and between the Company, the Guarantors and the initial purchasers set forth therein and future registration rights agreements with respect to Additional Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means Notes bearing the Private Placement Legend.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“sale and leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.  The Trustee shall be under no obligation to determine or calculate the Special Interest, whether the Special Interest is due and payable, or to give notice with respect thereto.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company or a Holder or Holders of Notes, that no Special Interest is due and payable.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any of its Subsidiaries, which the Company has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa, 77bbbb), as in effect on the Issue Date.

“Transition Agreements” means the following agreements described in the Offering Memorandum:

(1)                                  the Master Separation Agreement;

(2)                                  the Transition Services Agreement;

(3)                                  the Transitional License Agreement;

(4)                                  the Registration Rights Agreement;

(5)                                  the Tax Sharing Agreement;

(6)                                  the Employee Benefits Agreement;

(7)                                  the Assignment, Assumption and Indemnity Agreement; and

(8)                                  the Toll Manufacturing Agreement.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted by Section 3.8, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries

Any such designation by the Board of Directors of the Company shall be evidenced for purposes of this Indenture by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

Section 1.2.            Other Definitions.

Term	Defined in Section

“Additional Notes”	Preamble

“Additional Restricted Notes”	2.1(b)

“Affiliate Transaction”	3.8(a)

“Agent Member”	2.1(e)(iii)

“Asset Sale Offer”	3.7(d)

“Asset Sale Offer Amount”	3.7(e)

“Asset Sale Offer Period”	3.7(e)

“Asset Sale Payment Date”	3.7(e)

“Authenticating Agent”	2.2

“Calculation Date”	1.1 (definition of “Fixed Charge Coverage Ratio”)

“Certificate of Destruction”	2.10

“Change of Control Offer”	3.9

“Change of Control Payment”	3.9

“Change of Control Purchase Date”	3.9

“Change of Control Settlement Date”	3.9

“Company”	Preamble

“Company Order”	2.2

“Corporate Trust Office”	3.14

“Covenant Defeasance”	8.3

“Defaulted Interest”	2.11

“Event of Default”	6.1

“Excess Proceeds”	3.7(c)

Term	Defined in Section

“Exchange Global Note”	2.1(b)

“Exchange Notes”	Preamble

“Funding Guarantor”	10.4

“General Partner”	1.1 (definition of “Indebtedness”)

“Global Note Legend”	2.1(d)(B)

“Global Notes”	2.1(b)

“incur”	3.3(a)

“Initial Notes”	Preamble

“Issuers”	Preamble

“Joint Venture”	1.1 (definition of “Indebtedness”)

“Legal Defeasance”	8.2

“Legal Holiday”	12.8

“Notes”	Preamble

“Parent”	Preamble

“Payment Default”	6.1(6)(a)

“Paying Agent”	2.3

“Permitted Debt”	3.3(b)

“Private Placement Legend”	2.1(d)

“protected purchaser”	2.8

“QIB”	2.1(b)

“Registrar”	2.3

“Regulation S”	2.1(b)

Term	Defined in Section

“Regulation S Global Note”	2.1(b)

“Regulation S Note”	2.1(b)

“Resale Restriction Termination Date”	2.6(a)

“Restricted Payment”	3.4(a)

“Restricted Period”	2.1(a)
“Rule 144A”	2.1(b)

“Rule 144A Global Note”	2.1(b)

“Rule 144A Note”	2.1(b)

“Securities Custodian”	2.1(b)

“Special Interest Payment Date”	2.11(a)

“Special Record Date”	2.11(a)

“Successor Company”	4.1

“Tronox Finance”	Preamble

“Trustee”	Preamble

Section 1.3.            Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder of a Note.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Issuers, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission’s rule have the meanings assigned to them by such definitions.

Section 1.4.            Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(7)           the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, in each case, at the date of determination, whichever is greater.

ARTICLE II

The Notes

Section 2.1.            Form, Dating and Terms.

(a)           The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  The Initial Notes issued on the Issue Date will be in an aggregate principal amount of $350,000,000.  In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including Section 3.3, Additional Notes and Exchange Notes.  Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.8, 2.9, 5.8 or 9.5 or in connection with an Asset Sale Offer pursuant to Section 3.7 or a Change of Control Offer pursuant to Section 3.9.

With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution and an Officer’s Certificate, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(3)           whether such Additional Notes shall be Restricted Notes issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture.  Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)           The Initial Notes are being offered and sold by the Issuers pursuant to a Purchase Agreement, dated November 21, 2005, among the Issuers, the Guarantors, Lehman Brothers Inc., Credit Suisse First Boston LLC and the other initial purchasers named therein.  The Initial Notes and any Additional Notes that are not issued in an offer registered under the Securities Act (“Additional Restricted Notes”) will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S.  Such Initial Notes and Additional Restricted Notes thereafter may be transferred to, among others, QIBs and purchasers in reliance on Regulation S in accordance with the procedures described herein.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC or its nominee (the “Securities Custodian”), duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

Initial Notes and Additional Restricted Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Global Note”) deposited with the Trustee as Securities Custodian or as custodian for the nominee of DTC for the accounts of the designated agents of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Through and including the 40th day after the Issue Date (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through Euroclear and Clearstream (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below.  Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below.  The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the “Exchange Global Note”).  The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”

Payments of all principal, interest and premium and Special Interest, if any, on the Notes will be made to each registered Holder by wire transfer in immediately available funds if that Holder has given to the Issuers, through the Paying Agent or otherwise, wire instructions at least five business days prior to the applicable payment date or by check mailed to the address of the Holder as it appears on the books of the registrar if the Holder has not provided wire instructions; provided that the final distribution in respect of any Note will be made only upon presentation and surrender of such Note at the applicable Corporate Trust Office of the Trustee.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d).  The Issuers shall approve the forms of the Notes and any notation, endorsement or legend on them.  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)           Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

(d)           Legends.  Unless and until (i) an Initial Note or an Additional Restricted Note is sold under an effective registration statement or (ii) an Initial Note or an Additional Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

(A)          the Initial Note or Additional Restricted Note, as the case may be, shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY

NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

 (B)          The Global Notes, whether or not an Initial Note, Additional Restricted Note or Exchange Note, shall bear the following legend (the “Global Note Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e)           Book-Entry Provisions

(1)           This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(2)           Each Global Note initially shall (x) be registered in the name of DTC for such Global Note or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

(3)           Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(4)           In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(5)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(6)           The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(f)            Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Agent Members through Euroclear or Clearstream.

(g)           Definitive Notes.  Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice, (b) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes or (c) an Event of Default has occurred and is continuing.

(1)           Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e)(4) or (5) will be registered in the names and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and, except as otherwise provided by Section 2.6(c), bear the Private Placement Legend set forth in Section 2.1(d).

(2)           In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

Section 2.2.            Execution and Authentication.  One Officer of each Issuer shall sign the Notes for such Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless, after giving effect to any exchange of Initial Notes for Exchange Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.  A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:  (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $350,000,000, (2) Additional Notes for original issue and (3) Exchange Notes for issue only in an exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes or Additional Notes of an equal principal amount, in each case upon a written order of the Issuers signed by two Officers of each Issuer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each Issuer (the “Company Order”).  Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

In case any Issuer or any Guarantor, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which any Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.3.            Registrar and Paying Agent.  The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Issuers shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Issuers may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuers shall notify the Trustee of the name and address of each such agent.  If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent for the Notes.

Section 2.4.            Paying Agent to Hold Money in Trust.  By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, on or interest and Special Interest, if any, on, any Note is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, interest and Special Interest, if any, when due.  The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or premium, if any, on, and interest and Special Interest, if any, on, the Notes and shall notify the Trustee in writing of any default by the Issuers or any Guarantor in making any such payment.  If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money delivered to the

Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to any Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.            Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6.            Transfer and Exchange.

(a)           The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1)           a transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2)           a transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7(a) from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b)           (1)           The following provisions shall apply with respect to any proposed exchange of beneficial interests in the Regulation S Global Note for beneficial interests in the Rule 144A Global Note prior to the expiration of the Restricted Period:

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(A)          such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(B)           the transferor first delivers to the Trustee a written certificate substantially in the form set forth in Section 2.7(b) from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Section 2.7(b) or any additional certification.

(2) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (substantially in the form provided in Section 2.7(a)) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(3) Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.  Notwithstanding anything herein to the contrary, the policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing a Private Placement Legend, the Registrar shall deliver Notes that do not bear a Private Placement Legend unless such transferee is an affiliate (as defined in Rule 144) of the Issuers.  Upon the transfer, exchange or replacement of Notes bearing a Private Placement Legend, the Registrar shall deliver only Notes that bear a Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6.  The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e)           Obligations with Respect to Transfers and Exchanges of Notes.

(1)           To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this Article II, execute, and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(2)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.9, 5.8 or 9.5).

(3)           The Registrar or co-registrar shall not be required to register the transfer or exchange of (i) any Notes selected for redemption (except in the case of Notes to be redeemed in part, the portion of the Note not to be redeemed) or (ii) any Notes for a period beginning 15 days before a selection of Notes to be redeemed.

(4)           Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, on and interest and Special Interest, if any, on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(5)              Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the Private Placement Legend set forth in Section 2.1(d).

(6)              All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(7)              The Registrar or any co-registrar may require certain documentation including but not limited to signature guarantees, before effecting any transfer or exchange.

(f)            No Obligation of the Trustee

(1)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other Note or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.            Form of Certificates to be Delivered in Connection with Transfers Pursuant to Regulation S and Rule 144A.

(a)           Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Tronox Worldwide LLC
Tronox Finance Corp.

Citibank, N.A., as Trustee

111 Wall Street, 15th Floor Window
New York, NY 10005
Attention:  Corporate Trust Services - Tronox Worldwide LLC

Re:          Tronox Worldwide LLC and Tronox Finance Corp.
9½ % Senior Notes due 2012 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                       aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)           the offer of the Notes was not made to a person in the United States;

(b)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)           we have advised the transferee of the transfer restrictions applicable to the Notes.

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

(b)           Form of Certificate to be Delivered in Connection with Transfers Pursuant to Rule 144A.

[Date]

Tronox Worldwide LLC
Tronox Finance Corp.

Citibank, N.A., as Trustee

111 Wall Street, 15th Floor Window
New York, NY 10005
Attention:  Corporate Trust Services - Tronox Worldwide LLC

Re:          Tronox Worldwide LLC and Tronox Finance Corp.
9½ % Senior Notes due 2012 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                      aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that the Notes are being transferred to a Person:

(a)           that we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) (a “QIB”);

(b)           purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

(c)           in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Section 2.8.            Mutilated, Destroyed, Lost or Wrongfully Taken Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) makes such request to the Issuers or Trustee prior to the Issuer or Trustee having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”), (b) files with the Issuer or the Trustee an indemnity bond, sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a protected purchaser and (c) satisfies any other reasonable requirements of the Trustee.

In case any such mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.8, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Note shall constitute an original additional contractual obligation of the Issuers, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or wrongfully taken Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.9.            Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those accepted by it for cancellation and those described in this Section 2.9 as not outstanding.  A Note ceases to be outstanding in the event Parent, any Issuer or a Subsidiary of Parent or of any Issuer holds the Note, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by Parent or an Affiliate thereof shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10.          Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and destroy such Notes in accordance with its internal policies, including delivery of a certificate (a “Certificate of Destruction”) describing such Notes disposal (subject to the record retention requirements of the Exchange Act).  The Issuers may not issue new Notes to replace Notes they have paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.11.          Payment of Interest; Defaulted Interest.  Interest and Special Interest, if any, on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

Any interest and Special Interest, if any, on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest and Special Interest, if any, each as accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.12.          Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.13.          CUSIP Numbers.  The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.  The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

Covenants

Section 3.1.            Payment of Notes.  The Company shall promptly pay the principal of, premium, if any, on, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, interest and Special Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent, in its capacity as Trustee or Paying Agent, respectively, holds in accordance with this Indenture immediately available funds deposited by or on behalf of the Issuer or the Guarantor sufficient to pay all principal, premium, interest and Special Interest, if any, then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2.            Reports.  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will cause Parent to file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and (if not filed electronically with the Commission) within such periods the Company will cause Parent to furnish to the Holders of Notes or cause the Trustee to make available to such Holders for inspection:

(a)           all quarterly and annual financial and other information with respect to Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on Parent’s consolidated financial statements by Parent’s certified independent accountants; and

(b)           all current reports and other information that would be required to be filed with the Commission on Form 8-K if Parent were required to file such reports.

The delivery of all such reports, documents and information to the Trustee does not imply any knowledge by the Trustee of the contents thereof nor shall such delivery constitute constructive notice of any information contained therein or determinable thereby or require any action by the Trustee other than to maintain the reports for examination by the Holders.

If, at any time, Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless cause Parent to continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing.  The Company will not permit Parent to take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission will not accept Parent’s filings for any reason, the Company will cause Parent to post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Parent were required to file those reports with the SEC.

In addition, the Company and the Guarantors shall, for so long as any Notes remain outstanding, if at any time they are not required to file the reports required by the preceding paragraphs with the Commission, furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 3.3.            Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 3.3(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 3.3(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of $450.0 million and the Borrowing Base;

(2)           the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 3.3(b)(4), at any time outstanding, not to exceed the greater of (a) $25.0 million and (b) 1.5% of Consolidated Net Tangible Assets;

(5)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 3.3(a) or clauses (2), (3), (4) or (5) of this Section 3.3(b);

(6)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 3.3(b)(6);

(7)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(a)           any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)           any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this Section 3.3(b)(7);

(8)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)           the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)         the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this Section 3.3(b)(12), not to exceed the greater of (a) $30.0 million and (b) 5.0% of the combined Consolidated Tangible Assets of the Foreign Subsidiaries (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

(13)         Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Issuers and the Restricted Subsidiaries;

(14)         Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary of the Company other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(15)         Indebtedness or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such

Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, the Company or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness under Section 3.3(a); and

(16)         the incurrence by the Company or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $35.0 million.

(c)           Notwithstanding the foregoing, neither the Issuers nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of any Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of an Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d)           For purposes of determining compliance with this Section 3.3, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 3.3(b)(1) through (16) above, or is entitled to be incurred pursuant to Section 3.3(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on Section 3.3(b)(1).

(e)           The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(f)            The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)          the Fair Market Value of such assets at the date of determination; and

(B)           the amount of the Indebtedness of the other Person.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

Section 3.4.            Restricted Payments.

(a)           The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company other than Equity Interests owned by the Company or any Restricted Subsidiary;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (A) a payment of interest or principal at the Stated Maturity thereof and (B) the purchase, repurchase or other acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or acquisition; or

(4)           make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a); or

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (14) and (16) of Section 3.4(b)), is less than the sum, without duplication, of:

(A)          50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)           100% of the aggregate net cash proceeds received, and the Fair Market Value of property received from a non-Affiliate for use in a Permitted Business, by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination); plus

(C)           to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D)          to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E)           50% of any dividends received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; plus

(F)           $10.0 million.

(b)           So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions of Section 3.4(a) will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph;

(3)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company (including a Receivables Subsidiary) to the holders of its Equity Interests on a pro rata basis;

(5)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, any Restricted Subsidiary of the Company or Parent held by any then-current or former officer, director or employee of the Company, any of its Restricted Subsidiaries or Parent pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, management equity plan, incentive plan, stock option plan, or any other similar management or employee benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period (with unused amounts in any such 12-month period being carried over to the next (and only the next) succeeding 12-month period);

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options or vesting of restricted stock to the extent such Equity Interests represent a portion of the exercise price of those stock options or the withholding tax obligations with respect to such exercise or vesting;

(7)           the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 3.3(a);

(8)           any payments made in connection with the consummation of the transactions closing contemporaneously with the issuance of the Initial Notes on the Issue Date on substantially the terms described in the Offering Memorandum;

(9)           so long as no Default has occurred and is continuing or would be caused thereby, repurchases of Indebtedness that is subordinated to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, but only if:

(A)          in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 3.9; or

(B)           in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations under Section 3.7;

(10)         the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent of the Company;

(11)         purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(12)         payments contemplated by the Transition Agreements as in effect on the Issue Date, as the Transition Agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification, or supplement entered into after the Issue Date will be permitted to the extent that its terms do not adversely affect, as a whole, the rights of any Holders of the Notes as compared to the terms of the agreements in effect on the Issue Date;

(13)         the payment of dividends on the Company’s common equity capital (or the payment of dividends to Parent to fund a payment of dividends on Parent’s common stock) after the Issue Date, of an amount per annum equal to up to 6% of the net proceeds of Parent’s public equity offering closing on the Issue Date; provided that any amounts so utilized are excluded from the calculation set forth in Section 3.4(a)(3)(B) above;

(14)         Permitted Payments to Parent in the ordinary course of business;

(15)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed by the Company or a Restricted Subsidiary of the Company to, Unrestricted Subsidiaries;

(16)         payments to Parent in respect of the tax liabilities owed by Parent as a result of Parent’s ownership of membership interests in the Company or as a result of Parent being the common parent of any consolidated or combined tax group under applicable law (“Tax Payments”). Any Tax Payment received from the Company or its Subsidiaries shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company or the relevant Subsidiary; and

(17)         other Restricted Payments in an aggregate amount not to exceed $20.0 million since the Issue Date.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.  For purposes of determining compliance with this Section 3.4, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (17) above or is entitled to be made pursuant to Section 3.4(a), the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section 3.4.

Section 3.5.            Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 3.6.            Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)           this Indenture, the Notes and the Note Guarantees;

(3)           applicable law, or any applicable rule, regulation or order;

(4)           any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)           customary non-assignment provisions in contracts and licenses (including licenses of intellectual property) entered into in the ordinary course of business;

(6)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 3.6(a)(3);

(7)           any agreement for the sale or other disposition of assets, including an agreement for the sale or other disposition of a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(8)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)           Liens permitted to be incurred under Section 3.5 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)         provisions with respect to the disposition or distribution of assets or property in joint venture agreements, stockholder agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12)         other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 3.3; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company taken as a whole, as determined by the Board of Directors of Parent in good faith, than the provisions contained in the Credit Agreement and in this Indenture as each is in effect on the closing date of the Credit Agreement and the Issue Date under the Indenture, respectively;

(13)         the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 3.3 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)         supermajority voting requirements existing under corporate charters, by laws, stockholders agreements and similar documents and agreements;

(15)         any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(16)         customary provisions restricting subletting or assignment of any lease governing a leasehold interest; and

(17)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 3.7.            Asset Sales.

(a)           The Issuers will not, and will not permit any of the Company’s Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets.  For purposes of this provision, each of the following will be deemed to be cash:

(A)          any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from any further liability;

(B)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days after the date of the Asset Sale, to the extent of the cash received in that conversion; and

(C)           any stock or assets of the kind referred to in Section 3.7(b)(2) or (4).

(b)           Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply those Net Proceeds at its option:

(1)           to repay Indebtedness and other Obligations under Credit Facilities that are permitted by clause (i) of the definition of “Permitted Debt” of the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(2)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (or a division or unit thereof), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)           to make a capital expenditure; or

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

(c)           Pending the final application of any Net Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding Section 3.7(b) will constitute “Excess Proceeds”; provided, that the 360-day period provided above to apply any portion of Net Proceeds in accordance with Section 3.7(b)(2) or (4) shall be extended by an additional 90 days if, by not later than the 360th day after receipt of such Net Proceeds, the Company or a Restricted Subsidiary, as applicable, has entered into a bona fide binding contract with a Person other than an Affiliate of the Company to make an investment of the type described in Section 3.7(b)(2) or (4) in the amount of such Net Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, within ten days thereof, the Issuers will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  If the Asset Sale Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest (including Special Interest, if any) will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest or Special Interest, if any, will be payable to the Holder who tenders the Notes pursuant to the Asset Sale Offer.

(e)           The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Payment Date”), the Company will purchase the principal amount of Notes and other pari passu Indebtedness required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and other pari passu Indebtedness validly tendered in response to the Asset Sale Offer.  On or before the Asset Sale Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and other pari passu Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and other pari passu Indebtedness so validly tendered and not properly withdrawn.  The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant; and, in addition, the Company will make such deliveries of all certificates and notes as are required by the agreements governing the other pari passu Indebtedness.  The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Notes, an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt by the Trustee of such an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  In addition, the Company will take any and all other actions required by the agreements governing the other pari passu Indebtedness.  Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(f)            The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions hereunder, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions hereunder by virtue of such compliance.

(g)           The Trustee shall be under no obligation to ascertain the occurrence of an Asset Sale, or to determine or calculate Excess Proceeds, the Asset Sale Offer Period, the Asset Sale Payment Date or the Asset Sale Offer Amount, or give any notice with respect thereto.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company or a Holder or Holders of Notes, that no Asset Sale has occurred.

Section 3.8.            Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           the Company delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 3.8(a):

(1)           any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)           transactions between or among the Company and/or any of its Restricted Subsidiaries (including Persons that become Restricted Subsidiaries as a result thereof);

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)           reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiaries as determined in good faith by the Board of Directors or senior management of Parent;

(5)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)           Restricted Payments that do not violate Section 3.4;

(7)           transactions effected in connection with the transactions closing contemporaneously with the sale of the Initial Notes on the Issue Date, including the payment of all fees and expenses, which transactions are described in the Offering Memorandum under the caption “Arrangements between Kerr-McGee and Our Company”;

(8)           any transaction effected as part of a Qualified Receivables Financing;

(9)           transactions between the Company or any Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiaries; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(10)         any contribution to the capital of the Company; and

(11)         transactions pursuant to any contract or agreement described in the Offering Memorandum under the caption “Arrangements between Kerr-McGee and Our Company,” as in effect on the Issue Date, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date.

Change of Control.  If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Issuers will mail a notice (the “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1)           that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest and Special Interest, if any, to the date of settlement (the “Change of Control Payment Date”) (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date that is on or prior to the Change of Control Settlement Date) (the “Change of Control Payment”);

(2)           the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Purchase Date”); and

(3)           the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

On the Change of Control Payment Date, the Issuers will, to the extent lawful, accept for payment all Notes or portions of Notes (equal to $1,000 or an integral multiple of $1,000) properly tendered pursuant to the Change of Control Offer.  Promptly thereafter on the Change of Control Settlement Date, the Company will:

(1)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

On the Change of Control Payment Date, if the Company has properly complied with the requirements of items (1) and (2) immediately above, the Paying Agent will remit to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will, upon receipt of a Company Order, authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Special Interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) a notice of redemption has been given pursuant to Section 5.1, unless and until there has been a default in payment of the applicable redemption price.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in this Indenture by virtue of such compliance.

The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, or a Holder or Holders of Notes, that no Change of Control has occurred.

Section 3.10.          Future Note Guarantees.

(a)           If the Company or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary after the Issue Date, then that newly acquired or created wholly-owned Domestic Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit C hereto and delivering it and an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries; and provided, further, that any wholly-owned Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

(b)           Except with respect to Permitted Debt, the Issuers will not permit any of their Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuers unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture substantially in the form of Exhibit C hereto providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary and/or the pledging of such assets on the same basis, as the case may be, which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Section 3.11.          Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(a)           the Company or that Guarantor, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 3.3(a) and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 3.5;

(2)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)           the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 3.7.

Section 3.12.          Business Activities.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 3.13.          Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than Tronox Finance so long as the Company is a limited liability company or a partnership) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 3.4(a) or represent Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.4.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.3, the Company will be in default thereof.

Section 3.14.          Maintenance of Office or Agency.  The Issuers will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The principal corporate trust office of the Trustee, or if the Trustee’s principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the “Corporate Trust Office”), shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes.  The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in The City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.15.          Corporate Existence.  Subject to Article IV and Section 10.2, each Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each of their Restricted Subsidiaries and the corporate rights (charter and statutory) licenses and franchises of the Issuers and each of their Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of their Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers to perform their obligations under the Notes or this Indenture, provided further that the Company and the Guarantors may merge in accordance with Sections 4.1 and 10.2.

Section 3.16.          Payment of Taxes and Other Claims.  The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Restricted Subsidiary or upon the income, profits or property of the Issuers or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Issuers or any Restricted Subsidiary, except for any Lien permitted to be incurred pursuant to subsections (7) and (10) of the definition of “Permitted Liens”; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuers), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Issuers to perform its obligations under the Notes or this Indenture.

Section 3.17.          Compliance Certificate.  The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Issuers are is taking or proposes to take with respect thereto.  The Issuers also shall comply with TIA § 314(a)(4).

Section 3.18.          Further Instruments and Acts.  Upon the reasonable request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.19.          Statement by Officers as to Default.  The Issuers shall deliver to the Trustee, as soon as possible and in any event within 5 Business Days after any Issuer becomes aware of the occurrence of any Event of Default or Default an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuers are taking or proposes to take in respect thereof.

Section 3.20.          Payments for Consent.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid and is paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 3.21.          Restrictions on Activities of Tronox Finance.  Tronox Finance will not hold any material assets, become liable for any material obligations, other than the Notes and guarantee obligations under the Credit Agreement, or engage in any significant business activities; provided that Tronox Finance may be a co-obligor with respect to Indebtedness if the Company is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Restricted Subsidiaries other than Tronox Finance.  At any time after the Company is a corporation, Tronox Finance may consolidate or merge with or into the Company or any Restricted Subsidiary.

Section 3.22.          Elimination of Covenants.  From and after the first day following a period of 90 consecutive days during which the Notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is then continuing under this Indenture, Parent, the Issuers and all of their Restricted Subsidiaries will no longer be subject to the provisions of Section 3.3, 3.4, 3.6, 3.7, 3.8, 3.9, 3.11(a)(i), 3.11(c), 3.13, and 4.1(4) (collectively, the “Eliminated Covenants”).

ARTICLE IV

Successor Company

Section 4.1.            Merger, Consolidation or Sale of Assets.  Neither Issuer will, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either: (a) such Issuer is the surviving entity; or (b) the Person (the “Successor Company”) formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, that Tronox Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as the Company remains a limited liability company or a partnership;

(2)           the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           such Issuer or the Successor Company (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(A)             would have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction; or

(B)             would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under Section 3.3; or

(C)             would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available, have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company for such period calculated without giving pro forma effect to such transaction and any related financing transactions; and

(5)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the applicable provision of this Indenture.

In addition, such Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the particular Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the particular Issuer will not be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the foregoing, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor, (y) any Issuer may merge with an Affiliate solely for the purpose of reincorporating such Issuer in another jurisdiction and (z) the Company may reorganize as a corporation in accordance with the procedures established in this Indenture, provided that (i) the corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the corporation assumes all of the Company’s obligations under the Notes and this Indenture and (iii) the Company delivers to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such reorganization.

ARTICLE V

Redemption of Notes

Section 5.1.            Optional Redemption.  Except as described below, the Notes will not be redeemable by the Company’s option prior to December 1, 2009.

(a)           On or after December 1, 2009 the Issuers may redeem all or any part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	104.750%
2010	102.375%
2011 and thereafter	100.000%

(b)           At any time prior to December 1, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued hereunder (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 109.5% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), with the net cash proceeds of one or more Equity Offerings, provided that:

(1)           at least 65% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued hereunder remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent, any Issuer and their Subsidiaries); and

(2)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Section 5.2.            Applicability of Article.  Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article V.

Section 5.3.            Election to Redeem; Notice to Trustee.  The election of the Issuers to redeem any Notes pursuant to Section 5.1 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Issuers, the Issuers shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuers or the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4.

Section 5.4.            Selection by Trustee of Notes to Be Redeemed.  If fewer than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)           if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)           if the Notes are not listed on any national securities exchange, on a pro rata basis.

Section 5.5.            Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 12.2 not less than 30 nor more than 60 days prior to the Redemption

Date, to each Holder of Notes to be redeemed, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Notices of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering.  Except for notices of redemption pursuant to Section 5.1, which redemption notices may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, notices of redemption may not be conditional.  The Trustee shall give notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Issuers’ expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the redemption price and the amount of accrued interest and Special Interest, if any, to the Redemption Date payable as provided in Section 5.7;

(3)           if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(4)           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount of that Note that is to be redeemed and that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(5)           in case any Note is to be redeemed pursuant to Section 5.1, and such redemption is subject to conditions precedent, the conditions precedent to such optional redemption, if any;

(6)           that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest and Special Interest, if any, on Notes (or the portions thereof) called for redemption will cease to accrue on and after said date;

(7)           the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(8)           the name and address of the Paying Agent;

(9)           that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(10)         the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(11)         the section of this Indenture and the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Section 5.6.            Deposit of Redemption Price.  Not later than 11:00 a.m. New York time on the Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest and Special Interest, if any, on, all the Notes which are to be redeemed on that date.

Section 5.7.            Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest and Special Interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest and Special Interest, if any) such Notes shall cease to bear interest and Special Interest, if any.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the redemption price, together with accrued and unpaid interest and Special Interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest and Special Interest, if any, due on an interest payment date that is on or prior to the Redemption Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Special Interest, if any, from the Redemption Date at the rate borne by the Notes.

Section 5.8.            Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.14 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuers, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.  No Notes of $1,000 or less may be redeemed in part.

ARTICLE VI

Defaults and Remedies

Section 6.1.            Events of Default.  Each of the following is an “Event of Default”:

(1)           default in the payment when due of interest or Special Interest, if any, on the Notes continues for a period of 30 days;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of principal of or premium, if any, on the Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.7, 3.9 or 4.1 hereof;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company to comply with any of the other agreements in this Indenture not specified in clauses (1) through (3) above;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)           is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6)           failure by an Issuer or any of the Company’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of any amount with respect to which a reputable and solvent insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)           except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)           (a) the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)           consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(b)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(ii)           appoints a Custodian of the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its Property; or

(iii)          orders the winding up or liquidation of the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

However, a Default under clause (4) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Notes notify the Company, and the Trustee in the case of a notice given by the Holders, of the Default and the Company does not cure such Default within the time specified in clause (5) of this Section 6.1 after receipt of such notice.

Section 6.2.            Acceleration.  If any Event of Default (other than those of the type described in clause (8) of Section 6.1) occurs and is continuing, the Trustee may and, at the direction of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, shall declare the principal of all the Notes, together with all accrued and unpaid interest and Special Interest, if any, and premium, if any, to be due and payable immediately by notice in writing to the Issuers and, in case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

In the case of an Event of Default specified in clause (8) of Section 6.1, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences if:

(1)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2)           all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest or premium or Special Interest, if any, on the Notes that has become due solely by reason of such declaration of acceleration;

(3)           to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and Special Interest, if any, and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(4)           the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in clause (8) of Section 6.1, the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Notwithstanding the foregoing, if an Event of Default listed in clause (5) of Section 6.1 shall have occurred and been continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

Section 6.3.            Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest or Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.4.            Waiver of Past Defaults.  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, (a) waive, by their consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences or compliance with any provisions except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Special Interest, if any, on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5.            Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of the other Holders or would involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6.            Limitation on Suits.  Subject to Section 6.7, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given to the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested that the Trustee pursue the remedy;

(3)           such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.            Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest or Special Interest, if any, when due on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.            Collection Suit by Trustee.  If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9.            Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Parent, the Issuers, their Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Special Interest, if any, respectively; and

THIRD:  to the Issuers or the Guarantors or to such other party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

Section 6.12.          Additional Payments.  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes on or after December 1, 2009 pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs prior to December 1, 2009 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture with the respect to the first year that the Notes may be redeemed at the Issuers’ option (other than with the net cash proceeds of an Equity Offering) shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.13.          Waiver of Stay, Extension and Usury Laws.  Each of the Issuers and the Guarantors covenant (to the extent permitted by applicable law) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuers or any Guarantor from paying all of any portion of the principal of (premium, if any, on) or interest and Special Interest, if any, on the Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuers and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

Section 7.1.            Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if such an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

(b)           Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(i)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from any Issuer shall be sufficient if signed by an Officer of the Company.

(j)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(k)           The Trustee shall have no duty to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 7.2.            Rights of Trustee.  Subject to Section 7.1:

(a)           The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company.

(g)           The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder, unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from any Issuer or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h)           The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(i)            In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action thereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

(j)            The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payments of the Notes.

(k)           The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

Section 7.3             Individual Rights of Trustee.  The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  Any Affiliate of the Trustee, and any Paying Agent, Registrar, co-registrar or co-paying agent, may do the same with like rights.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4             Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.5             Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6             Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed.  The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7             Compensation and Indemnity.  The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including, but not limited to, this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Issuers or otherwise).  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense.  The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel provided that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuers and the Trustee in connection with such defense.  The Issuers shall not be under any obligation to pay for any written settlement without their consent, which consent shall not be unreasonably delayed, conditioned or withheld.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest and Special Interest, if any, on particular Notes.

The Issuers’ payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in clause (8) of Section 6.1 with respect to any Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8             Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuers shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.            Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 7.10.          Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11.          Preferential Collection of Claims Against Issuers.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance and Covenant Defeasance

Section 8.1.            Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at any time at the option of their respective Boards of Directors, evidenced by a Board Besolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth in this Article VIII.

Section 8.2.            Legal Defeasance and Discharge.  Upon the Issuers’ exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from their Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its Obligations under its Note Guarantee.  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Sections 8.4 and 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Special Interest, if any, on such Notes when such payments are due; (b) the Issuers’ Obligations with respect to such Notes under Article II and Sections 3.1 and 3.14; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ Obligations in connection therewith; and (d) this Article VIII.  If the Issuers exercise under Section 8.1 the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3.            Covenant Defeasance.  Upon the Issuers’ exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from their obligations under the covenants contained in Sections 3.2 through 3.13, 3.15 (other than with respect to the Company’s corporate existence), 3.16, 3.17 and 3.21, and the operation of clause (4) of Section 4.1 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Issuers exercise under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (3), (4) (with respect to Sections 3.2 through 3.13, 3.15 (other than with respect to the Company’s corporate existence), 3.16, and 3.17 and clause (4) of Section 4.1), (5), (6) and (8) of such Section 6.1 (but in the case of clause (8) of Section 6.1, with respect to Significant Subsidiaries only).

Section 8.4.            Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (which opinion shall be addressed to and delivered to the Trustee), to pay the principal of, and interest, Special Interest, if any, and premium, if any, on the outstanding Notes on the date of fixed maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of fixed maturity or to a particular Redemption Date;

(2)           in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of its Subsidiaries is a party or by which any of them is bound;

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5.            Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.6, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee), collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, interest and Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under clause (1) of Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.            Repayment to Company.  Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on, or interest or Special Interest, if any, on, any Note and remaining unclaimed for one year after such principal, premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.7.            Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.2, 8.3 or 8.5, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.2, 8.3 or 8.5, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, on, or interest or Special Interest, if any, on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

Section 9.1.            Without Consent of Holders.  The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without notice to or consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)           to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(7)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8)           to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9)           to add or release Note Guarantees pursuant to the terms of this Indenture;

(10)         to secure the Notes; or

(11)         to evidence and provide for the acceptance under this Indenture of a successor trustee.

After an amendment under this Indenture becomes effective, the Issuers are required to mail to the Holders a notice briefly describing such amendment.  However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 9.2.            With Consent of Holders.  The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to Sections 3.7 and 3.9);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in currency other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Section 3.7 or 3.9);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)           make any change in the preceding amendment, supplement and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture by any Holder of the Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment under this Section becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment supplemental indenture or waiver under this Section 9.2.

Section 9.3.            Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4.            Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.

For purposes of this Indenture, the written consent of the Holder of a Global Note shall be deemed to include any consent delivered by an Agent Member by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5.            Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the

Holder.  Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.6.            Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If the amendment does so affect the Trustee, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel both stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

Note Guarantee

Section 10.1.          Note Guarantee.  Subject to the limitations set forth in this Article X and Section 12.10, each Guarantor hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Special Interest, if any, on the Notes and all other monetary Obligations of the Issuers under this Indenture.  Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against any Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any Note held by any Holder or the Trustee for the Obligations owed to any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of any Issuer.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any Note held for payment of the Obligations.

Except as expressly set forth in Article VIII and Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Special Interest, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 10.2.

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

Section 10.2.          Limitation on Liability; Termination, Release and Discharge.

(a)           The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b)           Subject to Article IV and Section 3.7, a Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           either:

(A)          the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on terms set forth therein pursuant to a supplemental indenture substantially in the form set forth as Exhibit C to this Indenture; or

(B)           the Net Proceeds of such sale or other disposition are applied in accordance with Section 3.7.

(c)           A Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its assets to the Company or another Guarantor without limitation, except to the extent that any such transaction is subject to the provisions of Article IV and Section 3.7.

(d)           The Note Guarantee of a Guarantor will be released and the Guarantor will be relieved of its obligations under this Indenture and its Note Guarantee without any further action required on the part of the Company or such Guarantor:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary thereof, if the sale or other disposition does not violate Section 3.7; or

(2)           in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary thereof, if the sale or other disposition does not violate Section 3.7; or

(3)           if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)           upon Legal Defeasance or Covenant Defeasance as provided in Article VIII or upon satisfaction and discharge of this Indenture as provided in Article XI; or

(5)           at such time as such Guarantor ceases to have outstanding guarantees of any Indebtedness under the Credit Facility.

Section 10.3.          Limitation of Guarantors’ Liability.  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders, Trustee and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to Section 10.4, result in the obligations of such Guarantor under its Note Guarantee not constituting such a fraudulent conveyance or fraudulent transfer.  This Section 10.3 is for the benefit of the creditors of each Guarantor.

Section 10.4.          Contribution.  The Guarantors shall have the right to contribution from any non-paying Guarantors so long as the exercise of such right does not impair the rights of the Holders.

ARTICLE XI

Satisfaction and Discharge

Section 11.1.          Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified hereunder), when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and any Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the date of fixed maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

(3)           an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(4)           the Issuers have delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of the Notes at fixed maturity or the Redemption Date, as the case may be; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE XII

Miscellaneous

Section 12.1.          Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.  Each Guarantor in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

Section 12.2.          Notices.  Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

if to the Issuers:

Tronox Worldwide LLC
Tronox Finance Corp.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Facsimile No.:

if to the Trustee:

Citibank, N.A.

388 Greenwich Street, 14th

New York, NY 10013

Facsimile No.: (212) 816-5527

Attention:  Agency & Trust Dept.

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be mailed to any Person described in TIA § 3.13(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3.          Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4.          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of an Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of an Issuer or such Guarantor stating that the information with respect to such factual matters is in possession of such Issuer or such Guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.5.          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (except the Certificate specified in Section 3.17) shall include:

(1)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6.          When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Parent, any Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent or any Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee has actual knowledge are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.7.          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.8.          Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.9.          GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.10.        No Recourse Against Others.  No director, manager, officer, employee, incorporator, member or stockholder or other owner of Capital Stock of any Issuer or any Guarantor, as such, shall have any liability for any obligations of any Issuer or any Guarantor under the Notes, this Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.

Section 12.11.        Successors.  All agreements of each Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12.        Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 12.13.        Qualification of Indenture.  The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including, but not limited to, attorneys’ fees and expenses for the Issuers, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Issuers any such Officers’ Certificates or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 12.14.        Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15.        No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of any Issuer, any Guarantor or any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Note Guarantees.

Section 12.16.        Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.17.        Rights of Paying Agent and Registrar.  For so long as the Trustee also serves as Paying Agent and/or Registrar, all rights, protections and indemnities set forth in this Indenture for the Trustee shall be equally applicable for the Paying Agent and/or Registrar.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TRONOX WORLDWIDE LLC

By:	/s/ Marty J. Rowland
Name: Marty J. Rowland
Title: Vice President

TRONOX FINANCE CORP.

By:	/s/ Thomas W. Adams
Name: Thomas W. Adams
Title: President

GUARANTORS

CIMARRON CORPORATION

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

KERR-MCGEE HOLDINGS, INC.

By:	/s/ Marty J. Rowland
Name: Marty J. Rowland
Title: President

[Signature Page to Indenture]

KERR-MCGEE MINERALS RESOURCES CORPORATION

By:	/s/ Marty J. Rowland
Name: Marty J. Rowland
Title: President

KERR-MCGEE PIGMENTS (SAVANNAH) INC.

By:	/s/ Thomas W. Adams
Name: Thomas W. Adams
Title: President

KERR-MCGEE REFINING CORPORATION

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

SOUTHWESTERN REFINING COMPANY, INC.

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

TRANSWORLD DRILLING COMPANY

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

TRIANGLE REFINERIES, INC.

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

TRIPLE S, INC.

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Senior Vice President and Chief Financial Officer

TRONOX LLC

By:	/s/ Marty J. Rowland
Name: Marty J. Rowland
Title: President

[Signature Page to Indenture]

TRONOX INCORPORATED

By:	/s/ Marty J. Rowland
Name: Marty J. Rowland
Title: Chief Operating Officer

CITIBANK, N.A.,
as Trustee

By:	/s/ John J. Byrnes
Name: John J. Byrnes
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

No. [ ]	Principal Amount $[ ]
CUSIP NO. [ ]

TRONOX WORLDWIDE LLC
TRONOX FINANCE CORP.

9½ % Senior Note due 2012

Tronox Worldwide LLC, a Delaware limited liability company (the “Company”), and Tronox Finance Corp., a Delaware corporation (“Tronox Finance” and, together with the Company, the “Issuers”), promise to pay to                         , or registered assigns, the principal sum of [                    ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the custodian with respect to the Global Note (as appointed by DTC) (the “Notes Custodian”)(1), on December 1, 2012.

Interest Payment Dates:  June 1 and December 1, commencing on June 1, 2006

Record Dates:  May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

(1) Global Note only

In witness whereof, the Issuers have caused this instrument to be duly executed.

TRONOX WORLDWIDE LLC

By:
Name:
Title:

TRONOX FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

Citibank, N.A., not in its individual
capacity but solely as Trustee,
certifies that this is
one of the Notes referred
to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

9½ % Senior Note due 2012

1.             Interest

Tronox Worldwide LLC, a Delaware limited liability company (the “Company”), and Tronox Finance Corp., a Delaware corporation (“Tronox Finance” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuers will pay interest semiannually in arrears in cash on June 1 and December 1 of each year or if any such day is not a business day, on the next succeeding business day (each an “Interest Payment Date”) commencing on June 1, 2006 and will pay Special Interest, if any, as provided in the Registration Rights Agreement relating to these Notes.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including November 28, 2005.  The Issuers shall pay interest on overdue principal and interest and Special Interest, if any, from time to time at a rate that is 1% per annum higher than the interest rate then in effect under the Indenture and this Note.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest and premium and Special Interest, if any, on, any Note is due and payable, the Issuers shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, interest and premium and Special Interest, if any.  The Issuers will pay principal, interest (except Defaulted Interest) and premium and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 preceding the Interest Payment Date, even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers will pay principal, interest and premium and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments of all principal, interest and premium and Special Interest, if any, on the Notes will be made to each registered Holder by wire transfer in immediately available funds if that Holder has given to the Issuers, through the Paying Agent or otherwise, wire instructions at least five business days prior to the applicable payment date or by check mailed to the address of the Holder as it appears on the books of the registrar if the Holder has not provided wire instructions; provided that the final distribution in respect of any Note will be made only upon presentation and surrender of such Note at the applicable Corporate Trust Office of the Trustee.

3.             Paying Agent and Registrar

Initially, Citibank, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of the Notes.  The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.             Indenture

The Issuers issued the Notes under an Indenture dated as of November 21, 2005 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms in the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general unsecured senior obligations of the Issuers.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to an aggregate principal amount at maturity of $350,000,000, subject to the Issuers’ ability to issue Additional Notes.  The Indenture imposes certain limitations, among other things, on the ability of the Issuers and their Restricted Subsidiaries to make Investments; incur additional Indebtedness or issue Preferred Stock; create certain Liens; sell assets; enter into agreements that restrict dividends or other payments from the Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Issuers and their Restricted Subsidiaries; engage in transactions with Affiliates; pay dividends or make other distributions on Capital Stock or subordinated Indebtedness; enter into different lines of business; create Unrestricted Subsidiaries; and enter into sale and leaseback transactions.

To guarantee the due and punctual payment of the principal of, interest and premium and Special Interest, if any, on, the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture.

5.             Redemption

Except as forth below, the Notes will not be redeemable at the option of the Issuers prior to December 1, 2009.  On and after such date, the Notes will be redeemable, at the Issuers’ option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Special Interest, if any, thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on December 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date:

Period	Redemption Price

2009	104.750%
2010	102.375%
2011 and thereafter	100.000%

In addition, at any time and from time to time prior to December 1, 2008, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 109.500 % of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that (1) at least 65% of the aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, originally issued under the Indenture (including Notes held by Parent, any Issuer and their Subsidiaries) remains outstanding after each such redemption and (2) each such redemption occurs within 90 days of the date of closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of the related Equity Offering.

If the optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no Special Interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, although no Notes of $1,000 in original principal amount or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.             Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, the Issuers may be required to offer to repurchase the Notes under Sections 3.7 and 3.9 of the Indenture.

7.             Repurchase Provisions

(a)           Upon a Change of Control any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

(b)                                 In the event of an Asset Sale that requires the purchase of Notes pursuant to Section 3.7(d) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Notes and any pari passu Indebtedness in accordance with the procedures set forth in Section 3.7 of the Indenture.

8.                                       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Issuers nor the Registrar are required to register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or (ii) any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.                                 Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or non-callable Government Securities for the payment of principal, premium, interest and Special Interest, if any, on the Notes to redemption or maturity, as the case may be.

12.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of a majority in principal amount of the then outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, to release a Guarantor in accordance with the Indenture or to secure the Notes, or to allow any Guarantor to execute a supplemental Indenture or Note Guarantee, or to provide additional rights or benefits to the Holders of the Notes, or to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Notes or the Note Guarantees to the description of notes in the Offering Memorandum, or to provide for the issuance of Additional Notes or to evidence or provide for a successor trustee.

13.                                 Defaults and Remedies

Under the Indenture, Events of Default include in summary form: (i) default for 30 days in payment of interest or Special Interest, if any, when due on the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of principal or premium, if any, on the Notes; (iii) the failure by the Company or its Restricted Subsidiaries to comply with their obligations under Sections 3.7, 3.9 or 4.1 of the Indenture; (iv) the failure by the Company or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Indenture or under the Notes (other than those referred to in (i), (ii), or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (a) is caused by a failure to pay principal of, or interest or Special Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (“Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by an Issuer or any of the Company’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, (vii) except as permitted by the Indenture, any Note Guarantee is held in a judicial proceeding to be not enforceable or valid or ceases to be in full force and effect, or any Guarantor or other Person acting on its behalf denies or disaffirms its obligations under its Note Guarantee or (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vi) above), the Trustee may, or at the written direction of the Holders of at least 25% in aggregate principal amount of the Notes shall declare all the Notes to be due and payable.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.                                 Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.                                 No Recourse Against Others

No manager, director, officer, employee, incorporator, member or stockholder of any Issuer, or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.                                 Additional Rights of Holders of Restricted Notes

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of November 28, 2005, among the Company, Parent and the parties named in the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Notes that are Additional Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

19.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note in larger type.  Requests may be made to:

Tronox Worldwide LLC
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. see. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1 ☐                           acquired for the undersigned’s own account, without transfer; or

2 ☐                           transferred to the Company; or

3 ☐                           transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4 ☐                           transferred pursuant to an effective registration statement under the Securities Act; or

5 ☐                           transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6 ☐                           transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.7 or Section 3.9 of the Indenture, check either box:

☐                                    ☐
3.7                                 3.9

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.7 or Section 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE(1)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

(1) Include only if security is issued in global form.

EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No. [ ]	Principal Amount $[ ]
CUSIP NO. [ ]

TRONOX WORLDWIDE LLC
TRONOX FINANCE CORP.

9½ % Senior Note due 2012

Tronox Worldwide LLC, a Delaware limited liability company (the “Company”), and Tronox Finance Corp., a Delaware corporation (“Tronox Finance” and, together with the Company, the “Issuers”), promise to pay to                         , or registered assigns, the principal sum of [                    ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the custodian with respect to the Global Note (as appointed by DTC) (the “Notes Custodian”)(2), on December 1, 2012.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2006

Record Dates:  May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

(2) Global Note only

In witness whereof, the Issuers have caused this instrument to be duly executed.

TRONOX WORLDWIDE LLC

By:
Name:
Title:

TRONOX FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

Citibank, N.A., not in its individual
capacity but solely as Trustee,
certifies that this is
one of the Notes referred
to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

9½ % Senior Note due 2012

1.                                       Interest

Tronox Worldwide LLC, a Delaware limited liability company (the “Company”), and Tronox Finance Corp., a Delaware corporation (“Tronox Finance” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuers will pay interest semiannually in arrears in cash on June 1 and December 1 of each year or if any such day is not a business day, on the next succeeding business day (each an “Interest Payment Date”) commencing on June 1, 2006 and will pay Special Interest, if any, as provided in the Registration Rights Agreement relating to these Notes.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including November 28, 2005.  The Issuers shall pay interest on overdue principal and interest and Special Interest, if any, from time to time at a rate that is 1% per annum higher than the interest rate then in effect under the Indenture and this Note.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest and premium and Special Interest, if any, on, any Note is due and payable, the Issuers shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, interest and premium and Special Interest, if any.  The Issuers will pay principal, interest (except Defaulted Interest) and premium and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 preceding the Interest Payment Date, even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers will pay principal, interest and premium and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts Payments of all principal, interest and premium and Special Interest, if any, on the Notes will be made to each registered Holder by wire transfer in immediately available funds if that Holder has given to the Issuers, through the Paying Agent or otherwise, wire instructions at least five business days prior to the applicable payment date or by check mailed to the address of the Holder as it appears on the books of the registrar if the Holder has not provided wire instructions; provided that the final distribution in respect of any Note will be made only upon presentation and surrender of such Note at the applicable Corporate Trust Office of the Trustee.

3.                                       Paying Agent and Registrar

Initially, Citibank, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of the Notes.  The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuers issued the Notes under an Indenture dated as of November 28, 2005 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms in the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general unsecured senior obligations of the Issuers.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to an aggregate principal amount at maturity of $350,000,000, subject to the Issuers’ ability to issue Additional Notes.  The Indenture imposes certain limitations, among other things, on the ability of the Issuers and their Restricted Subsidiaries to make Investments; incur additional Indebtedness or issue Preferred Stock; create certain Liens; sell assets; enter into agreements that restrict dividends or other payments from the Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Issuers and their Restricted Subsidiaries; engage in transactions with Affiliates; pay dividends or make other distributions on Capital Stock or subordinated Indebtedness; enter into different lines of business; create Unrestricted Subsidiaries; and enter into sale and leaseback transactions.

To guarantee the due and punctual payment of the principal of, interest and premium and Special Interest, if any, on, the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture.

5.                                       Redemption

Except as forth below, the Notes will not be redeemable at the option of the Issuers prior to December 1, 2009.  On and after such date, the Notes will be redeemable, at the Issuers’ option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Special Interest, if any, thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on December of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date:

Period	Redemption Price

2009	104.750%
2010	102.375%
2011 and thereafter	100.000%

In addition, at any time and from time to time prior to December 1, 2008, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 109.500% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that (1) at least 65% of the aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, originally issued under the Indenture (including Notes held by Parent, any Issuer and their Subsidiaries) remains outstanding after each such redemption and (2) each such redemption occurs within 90 days of the date of closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of the related Equity Offering.

If the optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no Special Interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, although no Notes of $1,000 in original principal amount or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.                                       Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, the Issuers may be required to offer to repurchase the Notes under Sections 3.7 and 3.9 of the Indenture.

7.                                       Repurchase Provisions

(a)                                  Upon a Change of Control any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

(b)                                 In the event of an Asset Sale that requires the purchase of Notes pursuant to Section 3.7(d) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Notes and any pari passu Indebtedness in accordance with the procedures set forth in Section 3.7 of the Indenture.

8.                                       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Issuers nor the Registrar are required to register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or (ii) any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.                                 Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or non-callable Government Securities for the payment of principal, premium, interest and Special Interest, if any, on the Notes to redemption or maturity, as the case may be.

12.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of a majority in principal amount of the then outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, to release a Guarantor in accordance with the Indenture or to secure the Notes, or to allow any Guarantor to execute a supplemental Indenture or Note Guarantee, or to provide additional rights or benefits to the Holders of the Notes, or to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Notes or the Note Guarantees to the description of notes in the Offering Memorandum, or to provide for the issuance of Additional Notes or to evidence or provide for a successor trustee.

13.                                 Defaults and Remedies

Under the Indenture, Events of Default include in summary form: (i) default for 30 days in payment of interest or Special Interest, if any, when due on the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of principal or premium, if any, on the Notes; (iii) the failure by the Company or its Restricted Subsidiaries to comply with their obligations under Sections 3.7, 3.9 or 4.1 of the Indenture; (iv) the failure by the Company or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Indenture or under the Notes (other than those referred to in (i), (ii), or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (a) is caused by a failure to pay principal of, or interest or Special Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (“Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by an Issuer or any of the Company’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, (vii) except as permitted by the Indenture, any Note Guarantee is held in a judicial proceeding to be not enforceable or valid or ceases to be in full force and effect, or any Guarantor or other Person acting on its behalf denies or disaffirms its obligations under its Note Guarantee or (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vi) above), the Trustee may, or at the written direction of the Holders of at least 25% in aggregate principal amount of the Notes shall declare all the Notes to be due and payable.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.                                 Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.                                 No Recourse Against Others

No manager, director, officer, employee, incorporator, member or stockholder of any Issuer, or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the

Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note in larger type.  Requests may be made to:

Tronox Worldwide LLC
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. see. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.7 or Section 3.9 of the Indenture, check either box:

☐                                    ☐
3.7                                 3.9

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.7 or Section 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE(1)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

(1) Include only if security is issued in global form.

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of                                (this “Supplemental Indenture” or “Note Guarantee”), among [name of future Guarantor] (the “New Guarantor”), Tronox Worldwide LLC (the “Company”), Tronox Finance Corp. (“Tronox Finance” and, together with the Company, the “Issuers”), Tronox Incorporated (“Parent”) and Citibank, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors named therein and the Trustee have heretofore executed and delivered an Indenture, dated as of November 28, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $350,000,000 of 9½ % Senior Notes due 2012 of the Issuers (the “Notes”);

WHEREAS, Section 3.10 of the Indenture provides that the Issuers are is required to cause each wholly-owned Domestic Subsidiary (other than Immaterial Subsidiaries) created or acquired by the Company or any of its Restricted Subsidiaries after the Issue Date, to the extent set forth in the Indenture, to execute and deliver to the Trustee a Note Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, interest and Special Interest, if any, on the Notes on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1                          Defined Terms.  As used in this Note Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Note Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound, Note Guarantee

SECTION 2.1                          Agreement to be Bound.  The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2                          Note Guarantee.  The New Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1                          Notices.  All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the Guarantors, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Company.

SECTION 3.2                          Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3                          Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4                          Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5                          Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6                          Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7                          Headings.  The headings of the Articles and the sections in this Note Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],
as a Guarantor

By:
Name:
Title:

CITIBANK, N.A., as Trustee

By:
Name:
Title:

TRONOX WORLDWIDE LLC

By:
Name:
Title:

TRONOX FINANCE CORP.

By:
Name:
Title:

TRONOX INCORPORATED

By:
Name:
Title:

[INSERT SIGNATURE BLOCKS FOR OTHER GUARANTORS]